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                                                                    Exhibit 23.1


                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference of our report on the consolidated financial statements and financial statement schedule of the Company as of and for the three month period ended December 31, 1998 and the year ended September 30, 1998 included in this Form 10-K, into the Company's previously filed registration statement on Form S-8 (File No. 333-40091).


                                                 /s/ ARTHUR ANDERSEN LLP


Memphis, Tennessee,
  March 25, 1999.